Exhibit 10.27

EXECUTION VERSION

OMNIBUS AMENDMENT TO REPURCHASE DOCUMENTS

THIS OMNIBUS AMENDMENT TO REPURCHASE DOCUMENTS, dated as of April 13, 2012 (this “Omnibus Amendment”), is entered into by and among NRFC WF LOAN, LLC, as seller (together with its permitted successors and assigns in such capacity, the “Seller”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as buyer (together with its successors and assigns, in such capacity, the “Buyer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as custodian (together with its successors and assigns, in such capacity, the “Custodian”), and as acknowledged and agreed by WELLS FARGO BANK, NATIONAL ASSOCIATION, as servicer (together with its successors and assigns, in such capacity, the “Servicer”), the Guarantor and the Pledgor.  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).

R E C I T A L S

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of November 22, 2011 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”);

WHEREAS, Seller, Buyer and Custodian are parties to that certain Custodial Agreement, dated as of November 22, 2011 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Custodial Agreement”);

WHEREAS, Seller, Buyer and Servicer are parties to that certain Servicing Agreement, dated as of November 22, 2011 (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Servicing Agreement”); and

WHEREAS, the parties hereto desire to make certain amendments and modifications to the Repurchase Agreement, the Custodial Agreement and the Servicing Agreement.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.                                          Amendments to Repurchase Agreement.

(a)                                 The following definitions in Article II of the Repurchase Agreement are amended and restated in its entirety as follows:

““Accepted Servicing Practices”:  With respect to any Purchased Asset, the commercial mortgage servicing practices of prudent financial or mortgage lending institutions that service Assets of the same Class as such Purchased Asset in the jurisdiction where the related Underlying Mortgaged Property is located or, so long as Wells is the Servicer, as otherwise defined in the Servicing Agreement.”

““Asset”:  Any Whole Loan or Participation Interest, the Underlying Mortgaged Property for which is included in the categories for Types of Mortgaged Property, or any other asset approved by Buyer in its sole and absolute discretion, but excluding any real property acquired by Seller through foreclosure or deed in lieu of foreclosure, distressed debt or any Equity Interest issued by a special purpose entity organized to issue collateralized debt or loan obligations.”

““Credit Event”:  The determination by Buyer that any of the following events or any similar event, occurrence or condition has occurred with respect to a Purchased Asset: (a) the deterioration in value of any Purchased Asset, the Underlying Mortgage Loan or any Underlying Mortgaged Property relating to any Purchased Asset, (b) any decline in the Net Income or Net Cash Flow of any Purchased Asset or any Underlying Mortgaged Property related thereto, (c) any deterioration in the operations, property, assets, business, financial condition, payment ability, credit quality or prospects of any Underlying Obligor under any Mortgage Note, (d) the loss of any security interest (or the priority thereof) with respect to (i) any Purchased Asset or under any of the Repurchase Documents or (ii) any Underlying Mortgaged Property or other collateral for any Purchased Asset or under any of the Mortgage Loan Documents for any Purchased Asset, (e) the failure of any Purchased Asset to qualify for Bankruptcy Code safe harbor treatment (as more fully described in Article 14 hereof), (f) Seller fails to deliver any reports required under the Repurchase Documents with respect to any Purchased Asset and Buyer determines that such failure adversely affects Buyer’s ability to determine the Market Value of such Purchased Asset, (g) any Representation Breach of a representation made herein with respect to such Purchased Asset, or any representation made in any Mortgage Loan Document with respect to such Purchased Asset is not true and correct, in each case, other than an Approved Representation Exception, (h) a Purchased Asset is no longer an Eligible Asset, (i) any Purchased Asset with respect to which Buyer deems a material adverse change has occurred that Buyer deems to make the Purchased Asset uncollectible on a timely basis, including, but not limited to, by reason of Underlying Obligor default, an Insolvency Event with respect to the Underlying Obligor or litigation involving the Purchased Asset or Underlying Obligor, (j) any Purchased Asset with respect to which Seller has failed to deliver the Mortgage Note, the Participation Certificate, the other Mortgage Loan Documents and the other material documents required by the Custodial Agreement to Custodian for the benefit of Buyer within the time periods required by the Custodial Agreement or Mortgage Note or other Mortgage Loan Documents have been released to Seller or Servicer and the same are not returned within the time periods required by the Custodial Agreement, (k) any material written information provided by Seller, Guarantor, Pledgor or any Affiliate of any of the foregoing to Buyer with respect to such Purchased Asset is untrue in any material respect, (l) any Retained Interest, funding obligation or any other obligation of any kind with respect to such Purchased Asset has been transferred to Buyer without its prior written consent, (m) a Purchased Asset is not repurchased on the related Repurchase Date, (n) Seller is not in compliance with the Portfolio Debt Yield Test, or (o) any other event, circumstance, condition or situation determined by Buyer to be a credit event with respect to or affecting a Purchased Asset or the Underlying Mortgaged Property for a Purchased Asset.”

““Flex Asset”:  A Whole Loan or Participation Interest (other than a Hotel-Related Asset) that has a PPV of less than or equal to 50% or, if a Hotel-Related Asset, 45%.  The decision to purchase (and, if Buyer decides to purchase, the terms and conditions for purchase) of any such Whole Loan or Participation Interest shall be in the discretion of Buyer and the designation of any such Whole Loan or Participation Interest as a Flex Asset shall be in the discretion of Buyer.  Furthermore, in the event an Asset that is initially characterized as a Flex Asset later satisfies the Required PPV Percentage and Required Debt Yield Percentage for a Core Asset, Buyer may, in its sole and absolute discretion, designate any such Asset as a Core Asset, which will be evidenced by the execution and delivery of a new Confirmation with respect to such Asset by Buyer and Seller.”

““Underlying Mortgaged Property”:  With respect to a Whole Loan, the Mortgaged Property securing such Whole Loan or, with respect to any Participation Interest, the Mortgaged Property securing the Underlying Mortgage Loan.”

(b)                                 The following definitions are hereby added to Article II of the Repurchase Agreement in the appropriate alphabetical order:

““Class”:  With respect to an Asset, such Asset’s classification as a Whole Loan or Participation Interest.”

““Participation Agreement”:  With respect to any Participation Interest, any executed participation agreement, sub–participation agreement, intercreditor agreement, co-lender agreement, servicing agreement or administrative agreement or any agreement that is similar to any of the foregoing agreements under which the Participation Interest is created, evidenced, issued, serviced, administered and/or guaranteed.”

““Participation Interest”:  A participation interest (other than a junior participation interest) in a performing commercial real estate loan.”

““Participation Certificate”:  With respect to any Participation Interest, an executed certificate, note, instrument or other document representing the interest, participation interest or sub–participation interest granted under a Participation Agreement.”

““Participation Interest Documents”:  For any Participation Interest, the Participation Certificate and any co-lender agreements, Participation Agreements and/or intercreditor agreements or other documents or interest relating to such Participation Interest.”

““Underlying Mortgage Loan”:  With respect to any Participation Interest, the Mortgage made in respect of the related Underlying Mortgaged Property.”

(c)                                  Section 3.01(a) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“(a)                           From time to time during the Funding Period, but not more frequently than twice per calendar week, Seller may request that Buyer enter into a proposed Transaction by sending Buyer a notice substantially in the form of Exhibit A (“Transaction Request”) (i) describing the Transaction and each proposed Asset and any related Underlying Mortgaged Property and other security therefor in reasonable detail, (ii) transmitting a complete Underwriting Package for each proposed Asset, and (iii) specifying which (if any) of the representations and warranties of Seller set forth in this Agreement (including in Schedule 1 applicable to the Class of such Asset) Seller will be unable to make with respect to such Asset. Seller shall promptly deliver to Buyer any supplemental materials requested at any time by Buyer.  Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate.  Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions.  It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Asset from Seller notwithstanding such incompleteness and inaccuracies.”

(d)                                 Section 3.06(a) and (b) of the Repurchase Agreement are hereby amended and restated in their entirety as follows:

“(a)                           On the Repurchase Date for each Purchased Asset (or in connection with repayment in full of a Mortgage Note or Participation Interest, as applicable, by the related Underlying Obligor), Seller shall transfer to Buyer (or, in connection with repayment in full of a Mortgage Note or Participation

Interest, as applicable, by the related Underlying Obligor, to Servicer, on Buyer’s behalf) the Repurchase Price for such Purchased Asset as of the Repurchase Date, and, so long as no Event of Default has occurred and is continuing (unless the repurchase of such Asset cures such Event of Default), Buyer shall transfer to Seller such Purchased Asset whereupon the Transaction with respect to such Purchased Asset shall terminate.  So long as no Event of Default has occurred and is continuing, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian, in accordance with the terms of the Custodial Agreement, to release to Seller the Mortgage Loan Documents for such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein.  Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer, except that Buyer shall represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder on the related Purchase Date, that Buyer is the sole owner of such Purchased Asset, free and clear of any other interests or Liens caused by (i) Buyer’s actions or inactions or, (ii) in the event Servicer is Wells or an Affiliate of Buyer, the actions or inactions of Servicer.  The portion of any Release Amount paid in connection with the repurchase of a Purchased Asset that is in excess of the then current Repurchase Price of the related Purchased Asset shall be applied to the outstanding Repurchase Obligations in such manner and order as Buyer may determine.  Any Income with respect to such Purchased Asset received by Buyer or Waterfall Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller.  Notwithstanding the foregoing, on or before the Facility Termination Date, Seller shall repurchase all Purchased Assets by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.

(b)                                 In the event the repurchase of a Purchased Asset occurs in connection with the full payoff of a Mortgage Note or Participation Interest, as applicable, by the Underlying Obligor, notwithstanding anything set forth in Section 5.02 to the contrary, so long as no Event of Default has occurred and is continuing, Buyer shall remit to Seller promptly (and, in any event, within two (2) Business Days of Buyer’s receipt of the related Income from Servicer) any Income remaining from such Purchased Asset after the payment in full of the related Repurchase Price for the Purchased Asset being repaid.”

(e)                                  The second sentence of Section 7.09 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“Each representation and warranty of Seller set forth in the Repurchase Documents (including in Schedule 1 applicable to the Class of such Purchased Asset) and each representation and warranty set forth in the Mortgage Loan Documents with respect to each Purchased Asset is true and correct in all material respects.”

(f)                                   Section 7.15 of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

“An Appraisal of the related Underlying Mortgaged Property was conducted in connection with the origination of each Asset and such Appraisal satisfied the requirements of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended, modified or replaced from time to time) (“FIRREA”) and was undertaken consistent with the requirements of the Interagency Appraisal and Evaluation Guidelines (2010-12) issued December 2010, as appropriate.”

(g)                                  Schedule 1 of the Repurchase Agreement is amended and restated in its entirety with Appendix 1 attached hereto.

(h)                                 Exhibit B of the Repurchase Agreement is amended and restated in its entirety with Appendix 2 attached hereto.

(i)                                     Exhibit E-1 of the Repurchase Agreement is amended and restated in its entirety with Appendix 3 attached hereto.

Section 2.                                          Amendments to Custodial Agreement.

(a)                                 The following definitions in Section 1.01 of the Custodial Agreement are amended and restated in its entirety as follows:

““Basic Mortgage Asset Documents”:  Means the following original (except as otherwise permitted in Section 3.01 below), fully executed and complete documents (in each case together with an original General Assignment, an original assignment or allonge, as applicable, of each Basic Mortgage Asset Document, executed in blank (unless an individual assignment is not required by Section 3.01(d)) and, as applicable, an original assignment, assignment and assumption agreement or any similar document required by the terms of the applicable Mortgage Loan Documents to effectuate an assignment of such Asset, executed by Seller in blank), (a) with respect to any Whole Loan, the Mortgage Note, the Mortgage, the Assignment of Mortgage, the Assignment of Leases and Rents, if any, the Assignment of Assignment of Leases and Rents (if applicable), the Security Agreement (if applicable), and, as applicable, the Pledge Agreement, the stock, certificates or other instruments representing Pledged Stock and any related stock, certificate or other similar power and (b) with respect to any Participation Interest, the Participation Interest Documents.”

““Security Agreement”:  With respect to any Asset, any contract, instrument or other document or agreement granting security for repayment thereof (other than the related Mortgage, Mortgage Note, Participation Certificate or any other promissory note or certificate) executed by the Borrower and/or other Persons, which security may be in the form of a pledge agreement, guaranty, or account control agreement or any agreement substantially similar to the foregoing.”

(b)                                 The following definitions are hereby added to Section 1.01 of the Custodial Agreement in the appropriate alphabetical order:

““Pooling and Servicing Agreements”:  Any and all pooling and servicing agreements, trust agreements, indentures, administrative or other agreements governing servicing and other matters entered into in connection with or affecting a Purchased Asset, as such agreements are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.”

(c)                                  Section 3.01 of the Custodial Agreement is hereby amended and restated in its entirety as follows:

“Seller shall deliver to Custodian a Mortgage Asset File Checklist along with the following Mortgage Loan Documents pertaining to each Purchased Asset in accordance with the required delivery times set forth in Section 3.02 (each such Purchased Asset shall also be identified in the related Seller Asset Schedule), in each case, to the extent that such Mortgage Loan Documents are applicable to the related Purchased Asset:

(a)                                 With respect to each Whole Loan:

(i)                                     the original executed Mortgage Note, which Mortgage Note shall, (A) if Seller is not the Originator, be endorsed (either on the face thereof or pursuant to a separate allonge) by the most recent endorsee prior to Seller or, if none, by the Originator, without recourse, to the order of Seller and further reflect a complete, unbroken chain of endorsement from the Originator to Seller, and (B) be accompanied by a separate allonge pursuant to which Seller has endorsed such Mortgage Note, without recourse, in blank;

(ii)                                  the original of the Mortgage (or a copy of such Mortgage if the original Mortgage has been delivered for recording but has not been returned from the applicable recording office), together with (A) the originals of all intervening assignments thereof, in each case (unless the document has been sent for recording but has not been returned from the applicable recording office) with evidence of recording thereon, showing a complete chain of assignment from the Originator to Seller, and (B) an original Assignment of Mortgage, in recordable form (except for any missing recording information with respect to such Mortgage), executed by Seller in blank;

(iii)                               the original of the related Assignment of Leases and Rents if such item is a document separate from the Mortgage (or a copy of such Assignment of Leases and Rents if the original Assignment of Leases and Rents has been delivered for recording but has not been returned from the applicable recording office), together with (A) the originals of all intervening assignments thereof (if the Assignment of Leases and Rents is separate from the Mortgage), in each case (unless the document has been sent for recording but has not been returned from the applicable recording office) with evidence of recording thereon, showing a complete chain of assignment from the Originator to Seller, and (B) if the Assignment of Leases and Rents is a document separate from the Mortgage, an original Assignment of Assignment of Leases and Rents, in recordable form (except for any missing recording information with respect to such Assignment of Leases), executed by Seller in blank;

(iv)                              the original related Security Agreement (if such item is a document separate from the Mortgage), together with (A) the originals of all intervening assignments thereof (if such document is separate from the Mortgage) showing a complete chain of assignment from the Originator to Seller, and (B) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), executed by Seller in blank;

(v)                                 the original of each assumption, modification, consolidation or restatement agreement (or a copy of such assumption, modification, consolidation or restatement if the original assumption, modification, consolidation or restatement has been delivered for recording but has not been returned from the applicable recording office), in those instances where the terms or provisions of the Mortgage, Mortgage Note or other loan documents for the subject Asset have been assumed, modified, consolidated or restated, in each case (unless the particular item has been sent for recording but has not been returned from the applicable recording office) with evidence of recording thereon if the instrument being modified, assumed, consolidated or restated is a recordable document, together with (A) the originals of all intervening assignments thereof (or a copy of any such intervening assignments if any such original intervening assignments have been delivered for recording but have not been returned from the applicable recording office), in each case (unless the particular item has been sent for recording but has not been returned by the applicable recording office) with evidence of recording thereon if the instrument being modified, assumed, consolidated or restated is a recordable document, showing a complete chain of assignment from the Originator to Seller, and (B) an original assignment, in recordable form (if such document is required to be recorded), if applicable, except for any recording information, executed by Seller in blank;

(vi)                              the original of the lender’s title insurance policy (or, to the extent the same has not been issued yet, a pro–forma title policy or a marked–up commitment for title insurance, in each case, marked as binding and countersigned or evidenced as binding by an escrow letter or closing instructions signed by the applicable title company or agent), which policy shall include those endorsements obtained by the Originator or Seller and insure the Originator or Seller and its successors and assigns, together with copies of all recorded title exception documents affecting the Underlying Mortgaged Property;

(vii)                           a copy of the UCC financing statement(s) covering (A) the Underlying Obligor’s personal property at the Underlying Mortgaged Property, and (B) fixtures at the Underlying Mortgaged Property, and naming the Originator as secured party, together with (1) copies of all intervening UCC–3 financing statement assignments or amendments, as applicable, showing a complete chain of all intervening assignments from the Originator to Seller, in each case with evidence of filing or recording in the applicable jurisdiction indicated thereon (or a certification of Seller that the original has been delivered for recording or filing, as applicable, and the same has not been returned from the applicable filing or recording office) and (2) an original UCC–3 financing statement assignment or amendment, as applicable, in form suitable for filing or recording (except for any missing filing or recording information), disclosing the assignment of each such UCC financing statement and, if applicable, executed by Seller in blank;

(viii)                        originals of each loan agreement, cash management, blocked account, control and/or lockbox agreement, letter of credit, environmental indemnity, guaranty, operations and maintenance agreement, reserve agreement, security agreement, if any, and any other loan or equivalent document or agreement relating to, affecting, evidencing, guaranteeing, insuring, securing or constituting the subject Asset (and otherwise not separately addressed in any other paragraphs of this Section 3.01(a)), together with (A) the originals of all intervening assignments of each such document or agreement showing a complete chain of assignment from the Originator to Seller, and (B) an original assignment of each such document or agreement executed by Seller in blank;

(ix)                              originals of each intercreditor agreement, co–lender agreement, tri–party agreement or similar agreement among lenders relating to the subject Asset, if any, together with (A) the originals of all intervening assignments of each such agreement showing a complete chain of assignment from the Originator to Seller, and (B) an original assignment of such agreement executed by Seller in blank;

(x)                                 an original or, if unavailable, a copy of any as–built ALTA/ACSM (or its equivalent) survey of the related Underlying Mortgaged Property, together with the surveyor’s signed and stamped certificate thereon certifying the survey to the Originator or Seller and its successors and assigns;

(xi)                              the originals or, if unavailable, copies of all tenant estoppel certificates delivered in connection with the Asset and copies of each commercial lease (A) that covers 25% or more of the total square footage of the related premises and (B) where the rent payable thereunder represents 25% or more of the gross rental income from the Underlying Mortgaged Property (each a “Major Tenant Lease”);

(xii)                           the originals of any subordination, non–disturbance and attornment agreements delivered in connection with the Asset (“SNDA’s”) with, as applicable, evidence of recording thereon (unless the original was sent for recording but has not been returned by the applicable recording office);

(xiii)                        the originals or, if unavailable, copies of any insurance policies and/or certificates thereof required by the terms of the Mortgage Loan Documents, with evidence that the holder of such Asset is an additional insured or loss payee, as applicable;

(xiv)                       the originals or, if unavailable, copies of any appraisals delivered in connection with the Asset, in each case, certified to the Originator or Seller and its successors and assigns;

(xv)                          the originals or, if unavailable, copies of evidence of compliance with zoning laws, if applicable;

(xvi)                       the originals or, if unavailable, copies of environmental reports (including, at a minimum, a duly completed and signed Phase I environmental report from a reputable firm);

(xvii)                    the originals or, if unavailable, copies of any escrow letters, insured closing letters and/or bailment letters or agreements;

(xviii)                 a copy of the property management agreement, if any, for the Underlying Mortgaged Property;

(xix)                       the original assignment and subordination of property management agreement, if any, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to Seller, and (B) an original assignment of the assignment and subordination of property management agreement executed by Seller in blank;

(xx)                          if applicable, the original assignment of contracts, permits, licenses and/or other rights, if any, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to Seller, and (B) an original assignment of the assignment of contracts, permits, licenses and/or other rights executed by Seller in blank;

(xxi)                       copies of all Servicing Agreements, if any;

(xxii)                    if applicable, the original of any power of attorney relating to the subject Asset, executed in blank or executed in favor of the Originator or Seller and its successors and assigns;

(xxiii)                 if the related Underlying Obligor’s interest in the Underlying Mortgaged Property is a leasehold estate, the originals or, if unavailable, certified copies of the Ground Lease, together with all amendments and modifications thereof (with evidence of recording thereon, unless the original document has been sent for recording but has not been returned by the applicable recording office), any memorandum of ground lease, all amendments and modifications thereof (with evidence of recording thereon, unless the original document has been sent for recording but has not been returned by the applicable recording office), all Ground Lease estoppel(s) relating to the subject Asset and all other agreements with the ground lessor and any lender to the ground lessor;

(xxiv)                if applicable, the original of the related Pledge Agreement, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to Seller, and (B) an original assignment of such document executed by Seller in blank;

(xxv)                   if applicable, each original stock certificate or other instrument if any, representing the Pledged Stock, together with an undated original stock, certificate or similar power covering each such stock, certificate or other instrument, duly executed in blank with, if Buyer so requests, signature guaranteed;

(xxvi)                if applicable, the original UCC–9 Policy (or, to the extent the same has not been issued yet, a pro–forma UCC–9 Policy marked as binding and countersigned or evidenced as binding by an escrow letter or closing instructions signed by the applicable title company or agent) in favor of the Originator or Seller and its successors and assigns;

(xxvii)             with respect to any Pledged Stock or other collateral for an Asset that is an uncertificated security (as defined in the UCC), a securities entitlement (as defined in the UCC) or is held in a securities account (as defined in the UCC), a control agreement executed by the issuer of the Pledged Stock or other collateral or, as applicable, the securities intermediary (as defined in the UCC), granting control (as defined in the UCC) to the beneficiary of the Pledged Stock or other collateral;

(xxviii)          if applicable, a copy of the notice to the applicable Person under the applicable documents that Buyer is a pledgee of the Asset;

(xxix)                copies of the Governing Documents of the entities in which the Pledged Stock represents an equity interest;

(xxx)                   if applicable, a copy of the UCC financing statement(s) covering the Pledged Stock, naming the Originator as secured party, together with (A) copies of all UCC–3 financing statement assignments or amendments, as applicable, showing a complete chain of all intervening assignments from the Originator to Seller, in each case with evidence of filing or recording, as applicable, in the applicable jurisdiction indicated thereon (or a certification from Seller that the original has been delivered to a title company for recording or filing, as applicable, and the same has not been returned from the applicable filing or recording office), and (B) a copy of a UCC–3 financing statement assignment or amendment, as applicable, in form suitable for filing (except for any missing filing information) disclosing the assignment of each such financing statement and, if applicable, executed by Seller in blank;

(xxxi)                to the extent the Asset involves a construction loan, the originals of all construction loan documents identified by Seller on the Mortgage Asset File Checklist (to the extent not separately covered herein), together with, if applicable, (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to Seller and (B) an original assignment executed by Seller in blank;

(xxxii)             for an Asset involving a condominium:

(A)                               a copy of the declaration of condominium;

(B)                               copies of the Governing Documents of the condominium association;

(C)                               a copy of the plat or map establishing or depicting the condominium;

(D)                               an original condominium endorsement to the title policy; and

(E)                                such other documents, instruments and agreements as Buyer may require in its discretion;

(xxxiii)          if applicable, the originals of any other agreements, documents and/or certificates executed in connection with the Asset or identified on any closing checklist, closing index or the Mortgage Asset File Checklist, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to Seller, and (B) an original assignment executed by Seller in blank;

(xxxiv)         the originals of any additional documents and agreements required to be added to the Mortgage Asset File by Buyer or pursuant to this Agreement, the Repurchase Documents or a Confirmation, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to Seller, and (B) an original assignment executed by Seller in blank;

(xxxv)            to the extent applicable, the original related Interest Rate Protection Agreements, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to Seller, and (B) an original assignment of such document executed by Seller in blank;

(xxxvi)         copies of legal opinions delivered in connection with the closing of the Asset and any subsequently delivered reliance letters;

(xxxvii)      the original of any assignment, assignment and assumption agreement or any similar document or notice required by the terms of any Mortgage Loan Documents to effectuate an assignment of such Asset, executed by Seller in blank;

(xxxviii) either an original, fully executed Seller’s Release Letter or an original, fully executed Warehouse Lender’s Release Letter; and

(xxxix)         an original General Assignment executed by Seller in blank.

(b)                                 With respect to each Participation Interest:

(i)                                     if applicable, the original executed Participation Certificate (other than a Participation Agreement), which Participation Certificate shall (A) be endorsed (either on the face thereof or pursuant to a separate allonge) by the most recent endorsee prior to Seller, without recourse, to the order of Seller and further reflect a complete, unbroken chain of endorsement from the Originator to Seller and (B) be accompanied by a separate allonge pursuant to which Seller has endorsed such Participation Certificate, without recourse, in blank;

(ii)                                  the original related Participation Agreement, together with (A) the originals of all intervening assignments thereof, showing a complete chain of assignment from the Originator to Seller, and (B) an original assignment of the related Participation Agreement, executed by Seller in blank;

(iii)                               (A) if Seller is the holder of any original document referred to in Section 3.01(a) (other than the last three (3) clauses of Section 3.01(a), Seller shall deliver the same to Custodian as part of the Mortgage Asset File, together with (1) the originals of all intervening assignments thereof, showing a complete chain of assignment from the Originator to Seller, and (2) an original assignment of the related document, agreement or instrument, executed by Seller in blank or (B) if Seller is not the holder of any such original document referred to in Subsections 3.1(a) (other than the last three (3) clauses of each applicable Subsection), Seller shall deliver an original of such document (if it has possession of or has an ability to obtain possession of an original, or, if not, a copy of such documents) to Custodian as part of the Mortgage Asset File (together with originals or copies, as applicable, of all intervening assignments thereof, showing a complete chain of assignment from the Originator to the holder); provided, however, an assignment of such documents, instruments and agreement referred in this clause (iii)(B) from Seller in blank shall not be required;

(iv)                              if applicable, a copy of the UCC financing statement(s) covering the interest of the holder of the Participation Interest and naming the Originator as secured party, together with (A) copies of all intervening UCC–3 financing statement assignments or amendments, as applicable, showing a complete chain of all intervening assignments from the Originator to Seller, in each case with evidence of filing in the applicable jurisdiction indicated thereon (or a certification of Seller that the original has been delivered for filing and the same has not been returned from the applicable filing office), and (B) an original UCC–3 financing statement assignment or amendment, as applicable, in form suitable for filing, disclosing the assignment of each such UCC financing statement and, if applicable, executed by Seller in blank;

(v)                                 as applicable, originals of each loan agreement, cash management, blocked account, control and/or lockbox agreement, letter of credit, environmental indemnity, guaranty, reserve agreement, security agreement, operations and maintenance agreement, intercreditor agreement, co–lender agreement, tri–party agreement or similar agreement and any other loan or equivalent document or agreement relating to, affecting, evidencing, guaranteeing, insuring, securing or constituting the Participation Interest (and otherwise not separately addressed in any other paragraphs of this Subsection 3.1(b)), together with (A) originals of all intervening assignments of each such document or agreement showing a complete chain of assignment from the Originator to Seller and (B) as applicable, an original assignment of each such document or agreement executed by Seller in blank;

(vi)                              a copy of the notice to the applicable Person under the Participation Agreement that Buyer is a pledgee of the Participation Interest;

(vii)                           the originals of any additional documents and agreements executed in connection with the Mortgage Asset or identified on any closing checklist, closing index or the Mortgage Asset File Checklist, together with (A) the originals of all assignments thereof showing a complete chain of assignment from the Originator to Seller and (B) as applicable, an original assignment of such document executed by Seller in blank;

(viii)                        copies of all Servicing Agreements and Pooling and Servicing Agreements, as applicable;

(ix)                              as applicable, the original of the related Interest Rate Protection Agreements, together with (A) the originals of all intervening assignments thereof showing a complete chain of assignment from the Originator to Seller and (B) as applicable, an original assignment of such document executed by Seller in blank;

(x)                                 copies of legal opinions delivered in connection with the closing of the Mortgage Asset and any subsequently delivered reliance letters;

(xi)                              as applicable, the original of any power of attorney relating to the subject Mortgage Asset executed in blank or executed in favor of the Originator or Seller, as applicable, together with its successors and assigns;

(xii)                           the originals of any additional documents required to be added to the Mortgage Asset File by Buyer or pursuant to this Agreement, the Repurchase Agreement or a Confirmation, together with (A) the originals of all assignments thereof showing a complete chain of assignment from the Originator to Seller and (B) as applicable, an assignment executed by Seller in blank;

(xiii)                        the original of any assignment, assignment and assumption agreement or any similar document or notice required by the terms of any Mortgage Loan Document to effectuate an assignment of such Mortgage Asset, executed by Seller in blank;

(xiv)                       either an original, fully executed Seller’s Release Letter or an original, fully executed Warehouse Lender’s Release Letter; and

(xv)                          an original General Assignment executed by Seller in blank.

(c)                                  Whenever the term “Mortgage Asset File” is used in this Agreement to refer to documents actually received by Custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.  Each of the documents referred to in Section 3.01(a) and (b) above shall be executed by all relevant Persons.

(d)                                 With respect to all Mortgage Asset Files:

(i)                                     From time to time, Seller shall forward to Custodian additional original documents or additional documents evidencing any assumption, modification, amendment, consolidation, extension, substitution or restatement of or waiver or consent with respect to a Purchased Asset approved in accordance with the terms of the Repurchase Documents, and upon receipt of any such documents and such other documents, Custodian shall hold such documents and such other documents as Buyer shall request from time to time.

(ii)                                  With respect to any documents that have been delivered or are being delivered to recording offices for recording and have not been returned to Seller in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Seller shall deliver to Custodian a copy thereof certified to be a true and correct copy of the original delivered to the appropriate recording office, and Seller shall deliver such original documents, together with any related policy of title insurance not previously delivered to Custodian (with evidence of recording or filing, as applicable, thereon or therein, as applicable), promptly after they are received.

(iii)                               Each and every assignment of a Mortgage Loan Document required hereunder shall be in recordable form if recordation of such assignment is necessary, desirable or required to be recorded by the terms of the applicable Mortgage Loan Document, Requirements of Law or custom in order for such assignment to be effective or to put third parties on notice of the assignment, or for the assignee to assert its interest therein, to be recognized as the assignee or owner thereof or to exercise any rights or remedies or enforce any agreements, obligations, duties or liabilities thereunder.

(iv)                              Unless otherwise indicated herein or approved by Buyer in its discretion, all Mortgage Loan Documents shall be originals.

(e)                                  With respect to assignments to Seller and by Seller to Buyer of Mortgage Loan Documents other than (i) Assignments of Mortgage, (ii) Assignments of Leases, (iii) UCC assignments, (iv) allonges or endorsements to Mortgage Notes, (v) allonges or endorsements to the Participation Certificates, (vi) the General Assignment, (vii) the assignment, the assignment and assumption or other similar document(s) (if any) required under the terms of the Mortgage Loan Documents to effectuate an assignment thereunder of the Asset by Seller, (viii) assignments of other documents that, by Requirements of Law or custom, are separately assigned or required to be separately assigned and (ix) such Mortgage Loan Documents as Buyer may designate from time to time, Seller may acquire such Mortgage Loan Documents by an original omnibus or assignment and may assign such Mortgage Loan Documents to Buyer in blank by an original omnibus assignment.  From time to time, in Buyer’s reasonable discretion, Buyer may request an original executed assignment in blank with respect to any Mortgage Loan Document for which an individual assignment in blank was not previously provided.  For the purposes of assigning Mortgage Loan Documents to Buyer in blank, forms thereof are attached hereto as Annex 14 (General Assignment in blank), Annex 15 (form of Allonge), Annex 16 (form of Assignment of Mortgage in blank) and Annex 17 (form of Assignment of Assignment of Leases and Rents in blank).

(d)                                 Section 7.03 of the Custodial Agreement is hereby amended and restated in its entirety as follows:

In the event of any such resignation or removal, Custodian shall promptly transfer to the Successor Custodian, as directed in writing by Buyer, all the Mortgage Asset Files and the Mortgage Loan Documents being administered under this Agreement and, if the endorsements on the Mortgage Notes, the Participation Certificates, the Assignments of Mortgage, the Assignment of Leases and Rents or any other documents have been completed in the name of Custodian, Custodian shall assign and endorse, as applicable, without recourse, all such documents to the Successor Custodian or as otherwise directed by Buyer.  The cost of the shipment of the Mortgage Asset Files and the Mortgage Loan Documents arising out of the resignation of Custodian shall be at the expense of Custodian; provided, however, that if the sole reason for Custodian’s resignation is due to the non–payment of the fees and expenses due to it hereunder by Seller, then the shipment cost of such shipment of the Mortgage Asset Files and the Mortgage Loan Documents shall be at the expense of Seller.  Seller shall be responsible for the fees and expenses of the Successor Custodian and the fees and expenses for endorsing and assigning the Mortgage Notes, the Participation Certificates, the Assignments of Mortgage, the Assignment of Leases and Rents or any other documents that have been completed in the name of Custodian to the Successor Custodian if required pursuant to this Section 7.03.  Custodian’s resignation or removal shall be effective upon the expiration of the applicable notice period, and its only duties shall be to maintain custody of the Mortgage Asset Files until a Successor Custodian is appointed and accepts such appointment as provided herein and the Mortgage Asset Files are transferred to such Successor Custodian.  Custodian shall continue to be liable for its acts or omissions that occurred prior to the appointment and acceptance of a Successor Custodian.

(e)                                  Section 8.01 of the Custodial Agreement is hereby amended and restated in its entirety as follows:

Upon reasonable prior notice to Seller and Custodian, Buyer, Seller and each of their respective agents, accountants, attorneys and auditors will be permitted during normal business hours of Custodian to examine, inspect, and make copies of the Mortgage Asset Files, the Mortgage Loan Documents and any and all documents, records and other instruments or information in the possession of or under the control of Custodian relating to any or all of the Purchased Assets.  All costs and expenses of such inspections shall be paid by the Person on whose behalf the inspection is performed.

(f)                                   In Section 11.06(b), the words “or Participation Certificate” are added after the words “any missing Mortgage Note” in each place in which those words appear.

(g)                                  Annex 4 of the Custodial Agreement is amended and restated in its entirety with Appendix 4 attached hereto.

(h)                                 Annex 9 of the Custodial Agreement is amended and restated in its entirety with Appendix 5 attached hereto.

(i)                                     Annex 12 of the Custodial Agreement is amended and restated in its entirety with Appendix 6 attached hereto.

(j)                                    Schedule B to Annex 13 of the Custodial Agreement is amended and restated in its entirety with Appendix 7 attached hereto.

Section 3.                                          Amendment to Servicing Agreement.

The following definition in Section 1.01 of the Servicing Agreement is hereby amended and restated in its entirety as follows:

““Loan”: (a) A mortgage loan, including fixed rate or adjustable rate, secured by a property, and evidenced by one or more Notes and one or more Mortgages; (b) a Senior Interest and/or a B Interest; or (c) a Mezz Loan; and that, in each case, is owned or purchased by the Buyer pursuant to the Master Contract and is or becomes the subject of this Agreement.  Defined as “Asset” in the Master Contract.

Section 4.                                          Repurchase Documents in Full Force and Effect as Modified.

Except as specifically modified hereby, the Repurchase Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  All references to the Repurchase Documents shall be deemed to mean the Repurchase Documents as modified by this Omnibus Amendment.  This Omnibus Amendment shall not constitute a novation of the Repurchase Documents, but shall constitute modifications thereof.  The parties hereto agree to be bound by the terms and conditions of the Repurchase Documents, as modified by this Omnibus Amendment, as though such terms and conditions were set forth herein.

Section 5.                                          Representations.

Seller, Guarantor and Pledgor represent and warrant, as of the date of this Omnibus Amendment, as follows:

(a)                                 it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified in each jurisdiction necessary to conduct business as presently conducted;

(b)                                 the execution, delivery and performance by it of this Omnibus Amendment is within its corporate, company or partnership powers, has been duly authorized and does not contravene (1) its Governing Documents or its applicable resolutions, (2) any Requirements of Law or (3) any Contractual Obligation, Indebtedness or Guarantee Obligation;

(c)                                  no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against it of this Omnibus Amendment or the Repurchase Documents;

(d)                                 this Omnibus Amendment has been duly executed and delivered by it;

(e)                                  each of this Omnibus Amendment and the Repurchase Documents constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(f)                                   no Default or Event of Default exists or will exist after giving effect to this Omnibus Amendment;

(g)                                  Neither Seller, Guarantor nor Pledgor has any defense, offset, counterclaim, abatement, right of rescission or other claims, actions, causes of action, demands, damages or liabilities of any kind or nature, in all cases whether legal or equitable, available to Seller, Guarantor, Pledgor or any other Person with respect to (i) this Omnibus Amendment, the Repurchase Agreement, the Repurchase Documents or any other instrument, document and/or agreement described herein or therein, as modified and amended hereby, (ii) the obligation of Seller to repay the Repurchase Obligations and other amounts due under the Repurchase Documents or (iii) Buyer or Buyer’s respective officers, employees, representatives, agents, counsel or directors arising out of or from or in any way related to or in connection with the Repurchase Agreement or the Repurchase Documents, including, without limitation, any action by such Persons, or failure of such Persons to act, under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof;

(h)                                 except as specifically provided in this Omnibus Amendment, the Repurchase Obligations are not reduced or modified by this Omnibus Amendment;

(i)                                     the representations and warranties of Seller, Guarantor and Pledgor set forth in the Repurchase Documents are true and correct in all material respects as of the date hereof; and

(j)                                    after giving effect to this Omnibus Amendment, Seller, Guarantor and Pledgor are in compliance with each of their covenants set forth in the Repurchase Documents.

Section 6.                                          Conditions Precedent; Covenant.

The effectiveness of this Omnibus Amendment is subject to the following conditions precedent:  (a) delivery to Buyer of this Omnibus Amendment, duly executed by each of the parties hereto; (b) delivery to Buyer of an opinion from counsel to Seller with respect the applicability of Bankruptcy Code safe harbors to Participation Interests, in a form acceptable to Buyer in its discretion, and (c) delivery to Buyer of such other documents, agreements, certifications or legal opinions as Buyer may reasonably require.

Section 7.                                          Miscellaneous.

(a)                                 This Omnibus Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)                                 The descriptive headings of the various sections of this Omnibus Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)                                  This Omnibus Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.

(d)                                 The interpretive provisions of Section 2.02 to the Repurchase Agreement are incorporated herein mutadis mutandis.

(e)                                  This Omnibus Amendment (together with the other Repurchase Documents, as amended hereby) represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.  There are no unwritten oral agreements between the parties.

(f)                                   This Omnibus Amendment and any claim, controversy or dispute arising under or related to or in connection with this Omnibus Amendment, the relationship of the parties hereto, and/or the interpretation and enforcement of the rights and duties of the parties hereto will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

(g)                                  In consideration of Buyer entering into this Omnibus Amendment, Seller, Guarantor and Pledgor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises out of or from or in any way relating to or in connection with the Repurchase Agreement or the Repurchase Documents, including, but not limited to, any action or failure to act under the Repurchase Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damage and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Repurchase Documents.

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IN WITNESS WHEREOF, the parties have caused this Omnibus Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:

NRFC WF LOAN, LLC, a Delaware limited liability company

By:	/s/ Albert Tylis
Name:	Albert Tylis
Title:	Chief Operating Officer and Co-President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

BUYER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ H. Lee Goins III
Name:	H. Lee Goins III
Title:	Managing Director

CUSTODIAN:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Leigh Taylor
Name:	Leigh Taylor
Title:	Vice President

Acknowledged and Agreed As to Section 3 of this Omnibus Amendment on this 13th day of April, 2012

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Servicer

By:	/s/ Lisa K. Traylor
Name:	Lisa K. Traylor
Title:	Managing Director

Acknowledged and Agreed this 13th day of
April, 2012

NRFC SUB-REIT CORP., a Maryland corporation,
as pledgor

By:	/s/ Albert Tylis
Name:	Albert Tylis
Title:	Chief Operating Officer and Co-President

NORTHSTAR REALTY FINANCE CORP.,
a Maryland corporation, as Guarantor

By:	/s/ Albert Tylis
Name:	Albert Tylis
Title:	Chief Operating Officer and Co-President

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP,
a Delaware limited partnership

By: Northstar Realty Finance Corp., its general partner

By:	/s/ Albert Tylis
Name:	Albert Tylis
Title:	Chief Operating Officer and Co-President